Exhibit 99.1

Navistar International Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

On January 13, 2009, Navistar International Corporation (“Navistar” or the “Company”) announced that Navistar and Ford Motor Company (“Ford”) reached an agreement (“settlement agreement”) to restructure their ongoing business relationship and settle all existing litigation between the companies. On June 9, 2009, pursuant to the provisions of the settlement agreement, Navistar entered into the Fifth Amendment to the Blue Diamond Joint Venture Agreement with Ford to increase the Company’s equity interest in Blue Diamond Parts (“BDP”) from 49% to 75%, effective June 1, 2009. The receipt of additional equity interest from Ford was among the various components of the settlement agreement, and no additional consideration was paid to Ford in connection with the increase in equity interest in BDP. The following unaudited pro forma combined statement of operations is based on the historical financial statements of Navistar and BDP after giving effect to the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma combined statement of operations.

At the time of the agreement, Navistar and BDP had different fiscal year ends. In conjunction with the agreement, BDP adopted the Company’s fiscal year end of October 31. The unaudited pro forma combined statement of operations for the nine months ended July 31, 2009 is presented as if the Company’s increased equity interest in BDP had occurred on November 1, 2008 and is based on the Company’s and BDP’s historical unaudited consolidated statements of operations for the nine months ended July 31, 2009. The historical consolidated financial statements of BDP have been adjusted to reflect certain reclassifications to conform to the Company’s financial statement presentation.

The unaudited pro forma combined statement of operations is prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and is not necessarily indicative of future results or of actual results that would have been achieved had the increased equity interest been consummated as of the dates presented, and should not be taken as representative of future consolidated results or operations of financial position of the Company.

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Navistar International Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended July 31, 2009

	Historical
	Navistar International Corporation(G)	Blue Diamond Parts, LLC(F)	Adjustments for Acquisition	Notes		Pro Forma Consolidated
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$8,069	$117	$16	(D	)	$8,202
Finance revenues	215	—	—			215

Sales and revenues, net	8,284	117	16			8,417

Costs and expenses
Costs of products sold	6,737	—	16	(D	)	6,753
Restructuring charges	55	—	—			55
Selling, general and administrative expenses	985	13	3	(C	)	1,001
Engineering and product development costs	339	—	—			339
Interest expense	206	2	—			208
Other income, net	(232)	—	23	(E	)	(209)

Total costs and expenses	8,090	15	42			8,147
Equity in income of non-consolidated affiliates	56	—	(50)	(B	)	6

Income before income tax, minority interest, and extraordinary gain	250	102	(76)			276
Income tax expense (benefit)	32	—	—			32

Income before minority interest and extraordinary gain	218	102	(76)			244
Minority interest in net income of subsidiaries, net of tax	(7)	—	(25)	(A	)	(32)

Income before extraordinary gain	211	102	(101)			212
Extraordinary gain, net of tax	23	—	—			23

Net income	$234	$102	$(101)			$235

Basic earnings per share:
Income before extraordinary gain	$2.98					$2.98
Extraordinary gain, net of tax	0.33					0.33

Net income	$3.31					$3.31

Diluted earnings per share:
Income before extraordinary gain	$2.95					$2.96
Extraordinary gain, net of tax	0.32					0.32

Net income	$3.27					$3.28

Weighted average shares outstanding
Basic	71.0					71.0
Diluted	71.7					71.7

See accompanying notes to the unaudited pro forma combined statement of operations.

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Navistar International Corporation and Subsidiaries

Notes to Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended July 31, 2009

(A)	Reflects Ford’s 25% minority interest in the earnings of BDP.

(B)	Reflects elimination of income in equity-method investment related to BDP.

(C)	Represents the amortization of intangible assets related to customer relationships with a useful life of nine years.

(D)	Reflects core charges previously netted against net service revenues.

(E)	Represents the elimination of the gain recognized in connection with the receipt of additional equity interest from Ford.

(F)	Effective June 1, 2009, BDP changed its fiscal year from December 31 to October 31. The unaudited pro forma combined statement of operations for the nine months ended July 31, 2009, as presented above, reflects the change in fiscal year and includes the historical unaudited consolidated statements of operations of BDP for the seven months ended May 31, 2009.

(G)	Effective June 1, 2009, BDP is accounted for as a consolidated subsidiary and its results are included within the consolidated results of Navistar.

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